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                                                              Exhibit (g)(1)(ii)

INVESTORS
--------------------------------------------------------------------------------
BANK & TRUST

September 4, 2003

Mr. Nicholas H. Palmerino, Treasurer
CDC Nvest Funds Trust II
399 Boylston Street
Boston, MA 02116

Re: Custody Agreement (the "Agreement")

Dear Nick:

Attached is an amendment to Appendix A (the "Amendment") to the Custody Agreement between CDC Nvest Funds Trust II (the "Trust") and Investors Bank & Trust Company. Pursuant to Section 19 of the Agreement, the attached APPENDIX A shall become APPENDIX A to the Agreement effective September 15, 2003, superseding any and all previous APPENDIX A.

Please indicate your acceptance of the foregoing by executing the two originals of this letter agreement, returning one to Investors Bank & Trust and retaining one for your records.

Sincerely,

Geoffrey M. O'Connell
Senior Director

Investors Bank & Trust Company             CDC Nvest Funds Trust II


By: /s/ Andrew M. Nesvet                   By: /s/ Nicholas H. Palmerino
    ------------------------------             ---------------------------------
Name: Andrew M. Nesvet                     Name: Nicholas H. Palmerino
Title: Managing Director                   Title: Treasurer

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                                CUSTODY AGREEMENT
                        Between CDC Nvest Funds Trust II
                       And Investors Bank & Trust Company

                                   APPENDIX A
                       (Revised as of September 15, 2003)

Series of CDC Nvest Funds Trust II

Harris Associates Growth                                  Loomis Sayles
and Income Fund                                           Massachusetts Tax Free
                                                          Income Fund

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